UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of report: April 25, 2018
(Date of earliest event reported)

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1925 W. Field Court
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.
IDEX Corporation (the “Company”) held its Annual Meeting of Stockholders on Wednesday, April 25, 2018 and voted on the following matters:

1.
The election of three directors to serve a three-year term. The following persons were elected to serve as Class II directors for a three-year term expiring at the Company's annual meeting to be held in 2021, or upon the election and qualification of their successors.

Director	For	Withheld	Broker Non-Votes
William M. Cook	68,612,486	2,019,303	1,635,603
Cynthia J. Warner	69,248,373	1,383,416	1,635,603
Mark A. Buthman	69,512,119	1,119,670	1,635,603

2.
A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative Votes	69,336,436

Negative Votes	1,256,527

Abstentions	38,826

Broker Non-Votes	1,635,503
3. On a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative Votes	70,778,571

Negative Votes	1,477,406

Abstentions	11,415

Item 7.01 – Regulation FD Disclosure.
On April 25, 2018, IDEX Corporation issued a press release announcing that its Board of Directors has approved a 16 percent increase in the Company’s regular quarterly cash dividend.

A copy of the press release announcing the dividend increase is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(a)	Exhibits

99.1	Press release dated April 25, 2018 announcing a dividend increase

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

	By:	/s/ WILLIAM K. GROGAN
William K. Grogan
Senior Vice President and Chief Financial Officer
April 27, 2018